Exhibit 99.1

Tecnoglass Increases Availability under Revolving Credit Facility and Extends Maturity Date to 2030

- Facility Increases to $500 million from $150mm, Providing Signficant Financial Flexibility for Growth and Capital Allocation -

- Reduces All-In Borrowing Costs by 25 Basis Points Across All Pricing Tiers While Extending Maturity to 2030 -

- Net Debt to Adjusted EBITDA Ratio Remains at All-Time Low Ratio of -0.09x Net Debt to Adjusted EBITDA -

- Increased Facility Anchored by Premier U.S. Banking Syndicate Receives Overwhelming Support, Demonstrating Strong Institutional Confidence in the Company’s Ongoing Growth and Strategic Direction -

Miami, FL – September 5, 2025 - Tecnoglass, Inc. (NYSE: TGLS) (“Tecnoglass” or the “Company”), a leading producer of high-end aluminum and vinyl windows and architectural glass for the global residential and commercial end markets, today announced it has amended its senior secured revolving credit facility to (i) increase the borrowing capacity under its committed Line of credit from $150 million to $500 million, (ii) reduce its borrowing costs by an approximate 25 basis points, and (iii) extend the initial maturity date by five years to the end of 2030. Borrowings under the credit facility will now bear interest at the Secured Overnight Financing Rate (SOFR) with no floor plus a spread of 1.25%, based on the Company’s net leverage ratio, compared to a prior spread of 1.50%.

Santiago Giraldo, Tecnoglass Chief Financial Officer, stated, “The overwhelming support from our blue-chip banking syndicate, achieving almost twice as much in commitments versus the proposed facility amount, combined with the exceptional pricing we achieved, demonstrates the confidence in our strategic direction and operational excellence. The expansion of our committed facility by over three times to $500 million, coupled with the five-year maturity extension to 2030, provides us with strong financial flexibility to capitalize on robust growth opportunities, particularly with our U.S. expansion efforts, while maintaining our disciplined approach to achieving above-industry returns on invested capital. With our strong record of cash generation and this enhanced facility, we maintain one of the strongest balance sheets in our industry.”

The facility was led by Wells Fargo Bank N.A. as Administrative Agent; with BMO Bank N.A, Citibank N.A, Citizens Bank N.A, First Citizens Bank & Trust Company and J.P. Morgan Chase Bank N.A, as Joint Lead Arrangers.

The description of the increased facility contained herein is only a summary and is qualified in its entirety by reference to the amended facility relating to the transaction. For additional information, see the Company’s Current Report on Form 8-K, which will be filed promptly and can be obtained at the website of the U.S. Securities and Exchange Commission (“SEC”) at www.sec.gov.

About Tecnoglass

Tecnoglass Inc. is a leading producer of high-end aluminum and vinyl windows and architectural glass serving the multi-family, single-family, and commercial end markets. Tecnoglass is the second largest glass fabricator serving the U.S. and the #1 architectural glass transfoOnrmation company in Latin America. Located in Barranquilla, Colombia, the Company’s 5.8 million square foot, vertically integrated, and state-of-the-art manufacturing complex provide efficient access to nearly 1,000 customers in North, Central and South America, with the United States accounting for 95% of total revenues. Tecnoglass’ tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount (Miami), Salesforce Tower (San Francisco), Via 57 West (NY), Hub50House (Boston), Aeropuerto Internacional El Dorado (Bogotá), One Plaza (Medellín), Pabellon de Cristal (Barranquilla). For more information, please visit www.tecnoglass.com or view our corporate video at https://vimeo.com/134429998.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Tecnoglass’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Tecnoglass’ business. These risks, uncertainties and contingencies are indicated from time to time in Tecnoglass’ filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that Tecnoglass’ financial results in any particular period may not be indicative of future results. Tecnoglass is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events and changes in assumptions or otherwise, except as required by law.

Investor Relations:

Santiago Giraldo

CFO

305-503-9062

investorrelations@tecnoglass.com

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